Exhibit 23.2

                       VAVRINEK, TRINE, DAY & COMPANY, LLP



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Business Bancorp on Form S-8 of our report dated February 2, 2001, appearing in the Annual Report on Form 10-KSB of Business Bancorp for the year ended December 31, 2000.



/s/ Vavrinek, Trine, Day & Company, LLP

Rancho Cucamonga, California
January 4, 2002